EXHIBIT 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pzena Investment Management, Inc. of our report dated April 9, 2007, on our audit of Pzena International Value Service as of December 31, 2006 and for the year then ended.
/s/ J.H. Cohn LLP
Roseland, New Jersey
October 29, 2007